                                                                     EXHIBIT 3.2
5/17/05

                             INVESTORS BANCORP, INC.

                                     BYLAWS


                             ARTICLE I. HOME OFFICE

         The Home Office of Investors Bancorp, Inc. (the "Corporation") shall be in Short Hills, Milburn Township, New Jersey.


                            ARTICLE II. STOCKHOLDERS

         Section 1. An annual meeting of the stockholders for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

         Section 2. Special meetings of the stockholders may be called by or upon the direction of the Chairman of the Board, Chief Executive Officer, President or a majority of the authorized directorship of the Board of the Corporation. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

         Section 3.

         A. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary or the Directors calling the meeting, to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation). If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the stockholder at his/her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 4 of this Article II, with postage thereon prepaid. When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken. Notice may be waived by the unanimous action of the stockholders.

         B. At any time upon the written request of any person or persons entitled to call a special meeting the Secretary of the Corporation shall notify stockholders of the call of the special meeting, to be held at such time and place as the notice shall specify, but in no event shall such notice specify a time more than sixty (60) days after the receipt of the request.

         Section 4. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 5. The Officer or Agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the Corporate Headquarters of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours, for a period of ten (10) days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

         Section 6. A majority of the outstanding shares of the Corporation entitled to vote, subject to the limitations contained in the Certificate of Incorporation, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, the chairman of the meeting or the holders of a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present in person or by proxy constituting a quorum, then except as otherwise required by law, those present in person or by proxy at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

         Section 7. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board. No proxy shall be valid after eleven (11) months from the date of its execution except for a proxy coupled with an interest.

         Section 8. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         Section 9. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him/her, either in person or by proxy, without a transfer of such shares into his/her name. Shares standing in the name of a person holding a power under a trust instrument may be voted by him/her, either in person or by proxy, but no such person shall be entitled to votes shares held by him/her without a transfer of such shares into his/her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his/her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of shares entitled to vote the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Section 10. In advance of any meeting of stockholders, the Board shall appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the Board so appoints either one or three such inspectors, that appointment shall not be altered at the meeting. In case any person appointed as inspector fails to appear or refuses to act, the vacancy may be filled by appointment by the Board in advance of the meeting or at the meeting by the Chairman of the Board or the President.

         Unless otherwise prescribed by applicable law or regulation, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

         All elections of Directors shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

         Section 11. Any action required to be taken or that may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, if all stockholders consent thereto in writing.

         Section 12.

         A. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

         B. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors or
(c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

         C. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the Delaware General Corporation Law,
(3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days prior to the date of the Corporation's proxy materials for the preceding year's annual meeting of stockholders ("Proxy Statement Date"); provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the elections of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

         D. Notwithstanding anything in the second sentence of the third paragraph of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 85 days prior to the Proxy Statement Date, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         E. Only persons nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

         F. For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         G. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                         ARTICLE III. BOARD OF DIRECTORS

         Section 1. The business and affairs of the Corporation shall be under the direction of its Board. The Board shall consist of not less than five and not more than twenty-one directors as the Board may fix by resolution. The Board shall annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings.

         The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

         Section 2. Subject to the rights of the holders of any class or series of preferred stock, and unless the Board otherwise determines, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board shall shorten the term of any incumbent Director.

         Section 3. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all Directors. A notice of each regular meeting shall not be required.

         Section 4. Special meetings of the Board of Directors may be called at any time by the Chairman, President or any Executive Vice President and shall be called by the Secretary upon the written request of not less than a majority of the authorized directorship of the Board. Any such written request shall cite the purpose of such special meeting.

         Section 5. Whenever the Secretary shall call a special meeting of the Board upon the request of Directors as herein provided, he/she shall call the meeting to be held in not less than 5 days or not more than 10 days after he/she has been requested to call said meeting. The Secretary shall notify each member of the Board of any special meeting of the Board in person, by telephone, overnight courier, facsimile transmission, other electronic means or mail, at least two days prior to such meeting. Such notice shall state the object for which such special meeting is to be held and the time and place of such meeting. Such notice may be waived by all Directors.

         Section 6. A majority of the members of the Board shall constitute a quorum for the transaction of business at any meeting.

         Section 7. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any committee thereof, may be taken without a meeting if, prior or subsequent to that action, all members of the Board or of the committee, as the case may be, consent thereto in writing and those written consents are filed with the minutes of the proceedings of the Board or committee. The consent shall have the same effect as a unanimous vote of the Board or committee for all purposes, and may be stated as a unanimous vote of the Board or committee in any certificate or other document filed with the Commissioner.

         Section 8. Any or all Directors may participate in a meeting of the Board or a committee of the Board by means of a conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other, unless otherwise provided in the certificate of incorporation or the By-laws. Any Director so participating in such a meeting shall be deemed to be present at such meeting.

         Section 9. A Director of the Corporation who is present at a meeting of the Board at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent is sent by facsimile transmission, overnight courier, personal service, other electronic means or by registered mail to the Secretary of the Corporation within five days after the date he receives a copy of the Minutes of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         Section 10. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

                  (1) To declare dividends from time to time in accordance with law;

                  (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                  (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                  (4) To remove any Officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any Officer upon any other person for the time being;

                  (5) To confer upon any Officer of the Corporation the power to appoint, remove and suspend subordinate Officers, employees and agents;

                  (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

                  (7) To adopt from time to time such insurance, retirement, and other benefit plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

                  (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

         Section 11. Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board.

         Section 12. A Director shall retire from the Board at the Annual Meeting of the Board immediately following the year in which the Director attains age seventy-five (75).

                             ARTICLE IV. COMMITTEES

         Section 1. When the Board consists of nine Directors or more, an Executive Committee of at least five may, from time to time, be appointed by the Board from its members, which Committee, subject to the provisions of these by-laws, shall exercise the powers of the Board in the management of the business and affairs of the Corporation during the interval between meetings of the Board. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any of its meetings. The Board may appoint one or more directors as alternate members of the Executive Committee to act in the absence or disability of members of the Committee, and while so acting such alternate members shall have all the powers of members of the Committee.

         Section 2. The power of the Executive Committee shall be limited by any restrictions in the resolution appointing the Executive Committee and it shall have:

         (i) no authority to amend the charter or certificate of incorporation.

         (ii) no authority to recommend to the stockholders a plan of merger or consolidation or conversion.

         (iii) no power to sell, lease or otherwise dispose of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of business.

         (iv) no authority to approve any transaction in which any member of the Executive Committee directly or indirectly has any material beneficial interest.

         (v) no authority to exercise any powers of the Executive Committee while a quorum of the Board is actually convened for the conduct of business.

         (vi) no authority to declare a dividend or approve any other distribution to stockholders.

         (vii) no authority to make, alter, or repeal the by-laws of the Corporation.

         (viii)   no authority to elect or appoint any officer or director.

         (ix)     no authority to revoke any of the foregoing.

         (x) no authority to exercise any other power which the laws of the State of Delaware specifically provide shall be exercised by at least a majority of all Directors.

         Section 3. The Board shall appoint a Nominating Committee of the Board, consisting of not less than three (3) members, one of which shall be the Chairman of the Board. The Nominating Committee shall have authority (a) to review any nominations for election to the Board made by a stockholder of the Corporation pursuant to Section 12C(ii) of Article II of these Bylaws in order to determine compliance with such Bylaw provision and (b) to recommend to the Whole Board nominees for election to the Board to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing.

         Section 4. The Board may, from time to time, appoint such other committees of the Board as are permitted by the laws of the State of Delaware. No such other committees shall be empowered to do any act for the Corporation without the approval of such act by the Board.

                               ARTICLE V. OFFICERS

         Section 1. At each annual meeting of the Board, the Board shall elect one of its members to preside at its meetings as Chairman of the Board. It shall elect a President, one or more Vice Presidents, a Treasurer and a Secretary all of whom shall hold office for one year and until their successors shall be elected and qualified. If the Board elects more than one Senior Vice President, it shall designate the order of seniority of the Senior Vice Presidents. Where permitted by law, more than one office may be held by the same person. The Board may appoint such other officers as they deem necessary for the proper conduct of the business of the Corporation. The Board may also appoint or employ or authorize the appointment or employment of assistant officers or assistants to officers subject to the confirmation of the Board; provided, however, that assistants to officers shall not be considered as officers but as employees. The President shall have the authority to appoint any other employees or agents. Upon the termination of service of any officer, director, employee or agent, all monies, records, securities or property in his possession and belonging to the Corporation shall be surrendered forthwith and delivered to his successor or to the Board.

         Section 2. The Chairman of the Board shall preside at meetings of the stockholders, the Board and at all meetings of the Executive Committee. He/she shall be a voting ex-officio member of all committees, in which no conflict exists, and he/she shall perform such duties as usually appertain to the office of the Chairman, or as the Board or the Executive Committee shall order and as by law provided. In the absence of the Chairman of the Board, the President shall preside at stockholder, Board and Executive Committee meetings.

         Section 3. The President shall preside at all meetings of the Corporation, all meetings of the Board, and all meetings of the Executive Committee, except the Chairman of the Board shall preside at stockholder, Board and Executive Committee meetings. He/she shall be the Chief Executive Officer of the Corporation, ex-officio voting member of all committees, in which no conflict exists, and shall be directly responsible for engaging or dismissing any and all employees of the Corporation, except such as are engaged by action of the Board. He/she shall have full authority to direct the operation and conduct of the Corporation under the direction of the Board and Executive Committee. He/she shall perform such other duties as usually appertain to the office of President, or as the Board, Executive Committee or the Chairman shall order and as by law provided.

         Section 4. The Executive Vice President or Executive Vice Presidents shall assist the President in the performance of his/her duties.

         Section 5. The Vice President or Vice Presidents shall perform such other duties as may, from time to time, be assigned by the Board or the President.

         Section 6. The Treasurer shall perform such duties as generally pertain to that office and such other duties as shall, from time to time, be assigned by the Board, the Executive Committee, the Chairman or the President. In the absence of the Treasurer, his/her duties may be performed by any Assistant Treasurer, elected by the Board.

         Section 7. The Secretary shall be the custodian of the seal of the Corporation. He/she shall give notice of all meetings of the Corporation and of the Board, to the Directors as herein and by law provided. He/she shall keep a record of the proceedings of the meetings of the Corporation and of the Board, unless a Secretary to the Board shall have been appointed, in which case such Secretary to the Board shall keep a record of the proceedings of the meetings of the Board. He/she shall perform such duties as may, from time to time, be assigned to him/her by the Board, the Executive Committee, the Chairman or the President. In the absence of the Secretary, his/her duties may be performed by any Assistant Secretary appointed by the Board.

         Section 8. All other officers shall have such authority and perform such duties as may be assigned to them by the Board, the Executive Committee, the Chairman or the President.

         Section 9. In the absence or disability of the Chief Executive Officer, the duties and responsibilities of his/her office shall be performed by the available officers in the following order:

         (i) Any Executive Vice President of the Corporation in the order as may be designated by the Board;

         (ii) Any Senior Vice President of the Corporation in the order as may be designated by the Board.

         Section 10. The Board shall annually appoint an attorney or attorneys or firm of attorneys-at-law of this State to act as counsel. He/she or they shall attend such meetings of the Board as the Board may request and perform such other or additional services as may be required of him/her or them.

         Section 11. Each officer in addition to such powers and duties as may be provided herein, and as may be delegated to him by the Board, shall have such powers and duties as usually pertain to his office. All checks, notes and drafts shall be executed in a manner and form determined by resolution of the Board.

         Section 12. The Board shall have full power and authority to fix the compensation of all officers, the directors, the attorney or employees or any other person whom the Board deems proper to retain and employ in connection with the administration of the business and the property of the Corporation. The Board may, from time to time, delegate to the President, the power and authority to fix the compensation paid to all assistant officers or employees.

         Section 13. The Board may provide for such retirement or disability benefits for any of its officers or employees, as is permitted by applicable law.

         Section 14. Employees chosen or appointed by the Board shall be removable by a majority vote of the Board. Officers chosen or appointed by the Board shall be removable by a two-thirds vote of the Board. Any termination of employment of an officer by the Board will not affect any contractual rights such officer may have under any employment agreement with the Corporation.

                             ARTICLE VI. INVESTMENTS

         The funds of the Corporation shall be invested in such a manner as now or hereinafter may be authorized by the laws of the State of Delaware.

                               ARTICLE VII. POWERS

         This Corporation shall have all powers now or hereafter conferred by the laws of the State of Delaware, both express and implied, and such other powers as are incidental thereto, and incidental or necessary to the operation of its business and the attainment of its purpose.

                         ARTICLE VIII. EMERGENCY POWERS

         Section 1. In the event that there shall occur and be declared by appropriate governmental authority a state of disaster which shall be of such severity as to prevent the conduct and management of the affairs and business of the Corporation by its Directors and officers as otherwise provided in these Bylaws, the officers and employees of this Corporation shall continue the affairs of the Corporation under such guidance from the Board as may be available except as to matters which shall at that time require specific approval of the Board and subject to confirmation with any applicable supervisory directives during this emergency.

         Section 2. In the event that such emergency as set forth in Section 1 above is of sufficient severity as to prevent the conduct and management of the affairs of this Corporation by the full Board, then such members of the Board as are available shall constitute the governing authority of the Corporation until such time as normal conditions are restored. Also, should the Executive Committee, if any, be unable to function, then the available members of the Board shall, from their number, reconstitute an Executive Committee.

         Section 3. In the event of such emergency as set forth in Section 1 above and if the Chief Executive Officer of the Corporation is not available to perform his duties as Chief Executive Officer of the Corporation, then the authority and duties of the Chief Executive Officer shall, without action of the Board, be automatically assumed by one of the following persons who may then be available, and such person shall have the right to preempt the duties and responsibilities of the Chief Executive Officer in the following order:

         (i) Any Executive Vice President of the Corporation in the order as may be designated by the Board

         (ii) Any Senior Vice President of the Corporation in the order as may be designated by the Board

         (iii)    Treasurer of the Corporation

         (iv)     Secretary of the Corporation

         Section 4. Any one of the above persons who, in accordance with this rule, assumes the authority and duties of the Chief Executive Officer, shall continue to serve until normal conditions are restored, or until the available members of the Board shall determine that he/she is unable to perform such duties, or until the Chief Executive Officer of the Corporation or a higher ranking officer of the Corporation shall become available to perform the duties of the Chief Executive Officer of the Corporation.

         Section 5. Any person, firm or corporation dealing with the Corporation may accept a certification by any two officers and/or Directors that a specified individual is acting as Chief Executive Officer or such other officer in accordance with this Article. Any person, firm or corporation accepting such certification may continue to consider it in full force and effect until notified to the contrary by instrument in writing signed by any two officers and/or Directors of the Corporation.


                           ARTICLE IX. INDEMNIFICATION

         As set forth in the Certificate of Incorporation and subject to the conditions contained therein, the Directors, Officers, employees and agents of this Corporation, present or former, shall be entitled to indemnification to the fullest extent permitted by law, now or hereinafter enacted with respect to expenses and liabilities incurred in connection with any proceedings involving such Director, officer, employee or agent by reason of his/her activities in connection with the Corporation.


                               ARTICLE X. IMMUNITY

         As set forth in the Certificate of Incorporation and subject to the conditions contained therein, no officer or Director of this Corporation shall be personally liable to this Corporation for breach of any duty owed to the Corporation or the depositors of its savings bank subsidiary.


                                ARTICLE XI. STOCK

         Section 1. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President, and by the Secretary or any Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

         Section 2. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article XI of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

         Section 3. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         Section 4. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

         Section 5. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

                           ARTICLE XII. MISCELLANEOUS

         Section 1. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any Officer or Officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

         Section 2. The Board shall have the power to adopt or alter the Seal of the Corporation.

         Section 3. Each Director, each member of any committee designated by the Board, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         Section 4. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                             ARTICLE XIII. AMENDMENT

         Any amendment or revision of these Bylaws must be presented in writing at a regular or special meeting of the Board of this Corporation provided notice of the intention to amend or revise these Bylaws is given in writing to each member of the Board at least five (5) days prior to the date set for the meeting at which the revision or amendment is to be acted upon.

         To amend or revise these Bylaws, the vote of at least a majority of the authorized directorship of the Board is required or a vote of the stockholders as is provided in the Certificate of Incorporation.